Exhibit 4.36 Stephan Wilcke
Chief Executive
020 7877 3400
stephan.wilcke@apa.gsi.gov.uk

Eastcheap Court, 11 Philpot Lane, London, EC3M 8UD	31 January 2011

The Royal Bank of Scotland plc
135 Bishopsgate
London
EC2M 3UR

Attention: APS Management

The Royal Bank of Scotland Group plc
135 Bishopsgate
London
EC2M 3UR

Attention: APS Management

Dear Sirs

Reporting issues relating to Post-Accession Data, Quarterly Statements and Quarterly Statement Data

1.	Introduction

1.1
We refer to the Accession Agreement dated 26 November 2009 between The Commissioners of Her Majesty’s Treasury, The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc, as amended and supplemented from time to time (the “Accession Agreement”).

1.2	Any words or expressions used but not otherwise defined in this letter shall have the respective meanings given to them pursuant to the Accession Agreement.

1.3	Unless stated otherwise, references in this letter to paragraphs and sub-paragraphs are references to paragraphs and sub-paragraphs of this letter.

1.4	The Schedules and the Appendix form part of this letter.

1.5
It is noted and acknowledged that pursuant to Condition 17.13, this letter documents the agreement reached between the Treasury and the Participant as to certain matters relating to the Post-Accession Data, Quarterly Statements and the Quarterly Statement Data to be prepared and produced, and to be delivered by the Participant to the Treasury, pursuant to the Scheme Documents.

2.	Modifications to Post-Accession Data reporting and the Post-Accession Data Fields

2.1	Part I (General Rules) of the Data Field Rules for the Post-Accession Data Fields shall be modified by:

(A)	the deletion in its entirety of rule 1.7(C) and the insertion of a new rule 1.7(C) as set out in Schedule 1 to this letter in its place;

(B)	the replacement of the words “calendar month” in rule 1.9(B) with the word “Quarter”; and

(C)	the insertion of:

(i)	a new rule 1.11A (with the heading “Division or consolidation of assets or exposures”) as set out in Schedule 1 to this letter; and

(ii)	a new Annex H in the form set out in Appendix 1 to this letter.

2.2
Part II (Completion Rules for Post-Accession Data Fields) of the Data Field Rules for the Post-Accession Data Fields shall be modified by the replacement of the word “month” in rule 23.1 with the word “Quarter”.

2.3
Part III (Specific Rules for Timing of Completion and Delivery) of the Data Field Rules for the Post-Accession Data Fields shall be modified by the replacement of each reference to “monthly” in the column headed “Update Frequency” with a reference to “quarterly”.

3.	Modifications to the Quarterly Statement Data Fields

Part 1 (General)

3.1	Part 1 (General Rules) of the Data Field Rules for the Quarterly Statement Data Fields shall be modified by the insertion of:

(A)	a new rule 1.10A (with the heading “Division or consolidation of assets or exposures”) as set out in Part A of Schedule 2 to this letter; and

(B)	a new Annex 4 in the form set out in Appendix 2 to this letter.

Part 2 (Trigger)

3.2	Part 2 (Trigger) of the Data Field Rules for the Quarterly Statement Data Fields shall be modified by:

(A)	the insertion of new rules 5.2 to 5.5 (inclusive) as set out in Part B of Schedule 2 to this letter; and

(B)	the deletion of rule 6.2 and the insertion of new rules 6.2 to 6.4 (inclusive) as set out in Part B of Schedule 2 to this letter in its place.

Part 4 (Loss)

3.3	Part 4 (Loss) of the Data Field Rules for the Quarterly Statement Data Fields shall be modified by:

(A)	the deletion of rule 14.1 and the insertion of a new rule 14.1 in its place;

(B)	the insertion of a new rule 14.4;

(C)	the deletion of rules 15.1 to 15.4 (inclusive) and the insertion of new rules 15.1 to 15.3 (inclusive) in their place;

(D)	the deletion of rule 16.1 and the insertion of a new rule 16.1 in its place;

(E)	the insertion of a new rule 16.5;

(F)	the deletion of rule 17.1 and the insertion of a new rule 17.1 in its place;

(G)	the insertion of a new rule 17.5;

(H)	the deletion of rule 18.1 and the insertion of a new rule 18.1 in its place;

(I)	the insertion of new rules 18.1A (immediately after the new rule 18.1 inserted pursuant to paragraph 3.3(H)) and 18.5,

each such new rule being as set out in Part C of Schedule 2 to this letter.

Part 5 (Recovery or Realisation)

3.4
Part 5 (Recovery or Realisation) of the Data Field Rules for the Quarterly Statement Data Fields shall be modified by the insertion (immediately after rule 48) of new rules 48A and 48B each as set out in Part D of Schedule 2 to this letter.

4.	Modifications to the Accession Agreement

The Accession Agreement shall be modified by:

(A)	the insertion of new definitions in alphabetical order as set out in Part A of Schedule 3 to this letter into clause 1.1(A);

(B)	the insertion of new clauses 5.24 and 5.25 (with the heading “Covered Assets that divide or are consolidated”) as set out in Part B of Schedule 3 to this letter;

(C)	the deletion of clause 18.2(B) and the insertion of a new clause 18.2(B) in its place as set out in Part C of Schedule 3 to this letter; and

(D)	the insertion (immediately after clause 18) of a new clause 18A as set out in Part D of Schedule 3 to this letter.

5.	General

This letter is designated as a Scheme Document.

Please confirm your agreement to the foregoing by signing and returning the enclosed copy of this letter.

Yours faithfully,

/s/ Stephan Wilcke

……………………………………………………….
For and on behalf of the Commissioners of HM Treasury
(acting through the Asset Protection Agency)

Confirmed and agreed for and on behalf of The Royal Bank of Scotland plc

Signature:

Name: /s/ John Collins    Date: 31 January 2012

Confirmed and agreed for and on behalf of The Royal Bank of Scotland Group plc

Signature:

Name: /s/ John Collins    Date: 31 January 2012

Schedule 1

(New rules to be added to Part I (General Rules) of the Data Field Rules for the Post-Accession Data Fields)

1.7(C)	20 Business Days after the end of each Quarter following the last Phased Delivery Date (each a “Subsequent Delivery Date”).

Division or consolidation of assets or exposures

1.11A
Where assets or exposures that comprise a Covered Asset are, on or prior to the Trigger Date in respect of the relevant Covered Asset, divided or consolidated, the Participant shall complete the Post-Accession Data Fields in respect of such assets or exposures (as they are divided or consolidated) in a manner consistent with Annex H.

Schedule 2

(New rules to be added to the Data Field Rules for the Quarterly Statement Data Fields)

Part A

(New rule to be added to Part 1 (General Rules))

Division or consolidation of assets or exposures

1.10A
Where assets or exposures that comprise a Covered Asset are, on or prior to the Trigger Date in respect of the relevant Covered Asset, divided or consolidated, the Participant shall complete the Quarterly Statement Data Fields in respect of such assets or exposures (as they are divided or consolidated) in a manner consistent with Annex 4.

Part B

(New rules to be added to Part 2 (Trigger))

5.2
Subject to rule 5.5, if in relation to the Covered Asset the Trigger Date (or the date to be reported in accordance with rule 5.3) occurred prior to 1 January 2009 and the Participant cannot readily determine the actual Trigger Date, this field must be completed as 31 December 2008.

5.3
Solely for the purpose of completing this field in relation to a Covered Asset allocated either to the “Consumer Finance” or the “Residential Mortgage” Covered Asset Class and in respect of which a Failure to Pay has occurred:

(A)
where the Days Past Due at the end of any calendar month first equals (and has not at a previous month-end exceeded) the relevant threshold, this field shall be completed with the date of that month-end;

(B)
where the Days Past Due at the end of any calendar month first exceeds the relevant threshold and the excess is equal to or less than the number of days in that month, the date to be included in this field shall be calculated by counting from the month-end back a number of days equal to the excess.  By way of example (which is illustrative only) if, in respect of a Covered Asset allocated to the “Consumer Finance” Covered Asset Class, the Days Past Due as at the end of November is 190 days, the Participant shall calculate the Trigger Date to be reported by counting back 10 days from the last day of the month, i.e. 20 November; and

(C)
where the Days Past Due at the end of any calendar month first exceeds the relevant threshold and the excess is greater than the number of the days in that month, this field must be completed with the first day of that month.  By way of example (which is illustrative only) if, in respect of a Covered Asset allocated to the “Residential Mortgage” Covered Asset Class, the Days Past Due as at the end of November is 400 days, the excess (being 35 days) is greater than the number of days in November and the field would be completed as 1 November.

5.4           In rule 5.3 “relevant threshold” means:

(A)	in respect of Covered Assets allocated to the “Consumer Finance” Covered Asset Class, 180 Days Past Due; and

(B)	in respect of Covered Assets allocated to the “Residential Mortgage” Covered Asset Class, 365 Days Past Due.

5.5
For the purpose of completing this field with respect to a Covered Asset in relation to which the Participant completes Quarterly Statement Data Fields set out in Part 6 (Realisation Expense) in respect of any Realisation Expense that falls within Condition 7.21(E), this field must be completed with the actual Trigger Date of that Covered Asset (or the date calculated in accordance with rule 5.3).

6.2
Subject to rule 6.4, if in relation to the Covered Asset the Initial Event Date (or the date to be reported in accordance with rule 6.3) occurred prior to 1 January 2009 and the Participant cannot readily determine the actual Initial Event Date, this field must be completed as 31 December 2008.

6.3	Solely for the purpose of completing this field in relation to a Covered Asset allocated to the “Consumer Finance” Covered Asset Class which includes or comprises an overdraft:

(A)
if it is possible, by reference to the systems and records of the relevant Covered Entity, to determine that a formal demand for repayment of an overdraft was issued, then for the purpose of determining the Initial Failure to Pay Date (if any) in respect of the relevant Covered Asset, the overdraft will be treated as due:

(i)
in the case of Covered Assets managed by the UK Retail or Ulster Divisions of the Participant’s Group, eight days after the date on which the demand for repayment of the overdraft was issued by (or on behalf of) the relevant Covered Entity; or

(ii)
in the case of Covered Assets managed by any other division of the Participant’s Group, on the date on which the demand for repayment of the overdraft was issued by (or on behalf of) the relevant Covered Entity; or

(B)
if it is not possible, by reference to the systems and records of the relevant Covered Entity, to determine whether a formal demand for repayment of an overdraft was issued, then for the purpose of completing this field:

(i)	it shall be assumed that there is no Potential Failure to Pay in respect of the overdraft; and

(ii)
where the foregoing assumption results in there being no Potential Failure to Pay with respect to the Covered Asset which is continuing at the Trigger Date, this field must be completed with the same date as the date included in the “Trigger Date” field in respect of the Covered Asset in accordance with rule 5.

6.4
For the purpose of completing this field with respect to a Covered Asset in relation to which the Participant is required to complete Quarterly Statement Data Fields set out in Part 5 (Recovery and Realisation) in respect of any Cash Realisation that falls within Condition 7.2(iv) or Condition 7.2(v), this field must be completed with the actual Initial Event Date (which shall include any date determined by the application of rule 6.3) of that Covered Asset.

Part C

(New rules to be added to Part 4 (Loss))

14.1	Where the relevant Loss arises under Condition 6.1 (which deals with a Loss arising on a Trigger), this field must be completed with:

(A)	if the Initial Event Date of the Covered Asset is prior to 1 January 2009, the amount to be specified by the Participant in the Initial Data as the “Covered Amount” of the Covered Asset;

(B)
if the Initial Event Date of the Covered Asset is on or after 1 January 2009 and the Participant can readily determine the Covered Amount as at the Initial Event Date, the Covered Amount as at the Initial Event Date; or

(C)
if: (i) the Initial Event Date of the Covered Asset is on or after 1 January 2009 and on or prior to the Cover Termination Date of the Covered Asset; and (ii) the Participant cannot readily determine the Covered Amount as at the Initial Event Date, the Covered Amount as at the last day of the calendar month ending on or immediately after the Initial Event Date applicable to such Covered Asset, stated in the Covered Amount Currency, in each case in respect of the relevant Covered Asset.  For the purpose of reporting the Covered Amount in accordance with rule 14.1(C), the Participant may calculate such Covered Amount: (i) as if Condition 6.5(B) were amended to require calculation of the Covered Amount only on month-end dates, so that the Covered Amount for a relevant month-end falling after 31 December 2008 but on or prior to the Initial Event Date would be determined as the lesser of the Covered Amount Cap on that month-end date and the Covered Amount for the preceding month-end date; (ii) as if the Covered Amount Cap for a month-end date were calculated by reference to the Actual Exposure on such month-end date, rather than the Actual Exposure on the day preceding such month-end date; and (iii) as if Condition 6.5(C) were replaced by a requirement, in a case where the Initial Event Date falls on a date other than a month-end date, to determine the Covered Amount on the final day of the month ending immediately after the Initial Event Date as the lowest of (x) the Covered Amount on the preceding month-end date, (y) the Actual Exposure on the final day of the month immediately after the Initial Event Date, and (z) the Original Maximum Exposure on the day immediately preceding the Initial Event Date.

14.4	References in this rule 14 to the Initial Event Date are to the Initial Event Date as reported in accordance with rule 6.

15.1
Where the relevant Loss arises under Condition 6.1 (which deals with a Loss arising on a Trigger), this field must be completed by conversion of the amount reported in the “Covered Amount at Initial Event Date in Covered Amount Currency” Quarterly Statement Data Field in accordance with rule 14 in respect of the relevant Covered Asset to sterling.

15.2	For the purpose of completing this field, the Exchange Date shall be the Trigger Date reported in accordance with rule 5 in respect of the relevant Covered Asset.

15.3
Where the “Covered Amount at Initial Event Date in Covered Amount Currency” Quarterly Statement Data Field is completed with “N/A” in accordance with rule 14, this field must also be completed with “N/A”.

16.1	Where the relevant Loss arises under Condition 6.1 (which deals with a Loss arising on a Trigger), this field must be completed with:

(A)	if the Trigger Date of the Covered Asset is prior to 1 January 2009, the Outstanding Amount of the Covered Asset on 31 December 2008;

(B)
if the Trigger Date of the Covered Asset is on or after 1 January 2009 and the Participant can readily determine the Outstanding Amount as at the Trigger Date, the Outstanding Amount as at the Trigger Date; or

(C)
if the Trigger Date of the Covered Asset is on or after 1 January 2009 and the Participant cannot readily determine the Outstanding Amount as at the Trigger Date, the Outstanding Amount as at the end of the calendar month ending on or immediately prior to the Trigger Date applicable to such Covered Asset, stated in the actual underlying currency, in each case in respect of the relevant Covered Asset.

16.5	References in this rule 16 to the Trigger Date are to the Trigger Date as reported in accordance with rule 5.

17.1	Where the relevant Loss arises under Condition 6.1 (which deals with a Loss arising on a Trigger), this field must be completed with:

(A)	if the Trigger Date of the Covered Asset is prior to 1 January 2009, the Outstanding Amount of the Covered Asset on 31 December 2008;

(B)
if the Trigger Date of the Covered Asset is on or after 1 January 2009 and the Participant can readily determine the Outstanding Amount as at the Trigger Date, the Outstanding Amount as at the Trigger Date; or

(C)	if the Trigger Date of the Covered Asset is on or after 1 January 2009 and the Participant cannot readily determine the Outstanding Amount as at the Trigger Date,

the Outstanding Amount as at the end of the calendar month ending on or immediately prior to the Trigger Date applicable to such Covered Asset,

stated in the Covered Amount Currency, in each case in respect of the relevant Covered Asset.

17.5	References in this rule 17 to the Trigger Date are to the Trigger Date as reported in accordance with rule 5.

18.1	Where the relevant Loss arises under Condition 6.1 (which deals with a Loss arising on a Trigger), this field must be completed with:

(A)	if the Trigger Date of the Covered Asset is prior to 1 January 2009, the “Outstanding Amount of the Covered Asset on 31 December 2008;

(B)
if the Trigger Date of the Covered Asset is on or after 1 January 2009 and the Participant can readily determine the Outstanding Amount as at the Trigger Date, the Outstanding Amount as at the Trigger Date; or

(C)
if the Trigger Date of the Covered Asset is on or after 1 January 2009 and the Participant cannot readily determine the Outstanding Amount as at the Trigger Date, the Outstanding Amount as at the end of the calendar month ending on or immediately prior to the Trigger Date applicable to such Covered Asset, in each case in respect of the relevant Covered Asset, stated in sterling.

18.1A	For the purpose of completing this field, the Exchange Date shall be the Trigger Date in respect of the relevant Covered Asset.

18.5	References in this rule 18 to the Trigger Date are to the Trigger Date as reported in accordance with rule 5.

Part D

(New rules to be added to Part 5 (Recovery or Realisation))

48A.           RECOVERIES OR REALISATIONS WITH RESPECT TO RELATED JUNIOR ASSETS

48A.1
The Participant shall not be required to include as part of any Quarterly Statement Data in respect of any Quarter ending on or before 31 December 2010 any information relating to Recoveries or Realisations (whether or not any such Realisations are Cash Realisations) with respect to, resulting from or arising out of any Related Junior Asset in respect of any Triggered Asset.

48A.2
The Participant shall not be required to include as part of any Quarterly Statement Data in respect of any Quarter ending after 1 January 2011 any information relating to Recoveries or Realisations (whether or not any such Realisations are Cash Realisations) with respect to, resulting from or arising out of any Related Junior Asset in respect of a Triggered Asset which is allocated either to the “Consumer Finance” or the “Residential Mortgage” Covered Asset Class.

48A.3
The Participant shall be required to include in any Quarterly Statement Data in respect of any Quarter ending after 1 January 2011, information relating to Recoveries or Realisations (whether or not any such Realisations are Cash Realisations) with respect to, resulting from or arising out of any Related Junior Asset in respect of a Triggered Asset which is allocated to a Covered Asset Class other than the “Consumer Finance” and the “Residential Mortgage” Covered Asset Classes only if:

(A)	there has been, since 1 January 2011, a full or partial write-off in respect of such Triggered Asset;

(B)	the aggregate amount of all write-offs that are determined by the Participant’s Group as at the time of the determination of the write-off referred to in sub-paragraph (A) above in respect of:

(i)	such Triggered Asset; and

(ii)	any and all other assets and exposures which, at the time of the write-off in respect of the relevant Triggered Asset, are connected to such Triggered Asset exceeds £50,000,000 (fifty million pounds); and

(C)
the Recoveries or Realisations were made, realised, received, recovered or derived on or prior to the date on which the write-off referred to in sub-paragraph (A) above was recorded in the accounts of the relevant Covered Entity, and the assessment of whether an asset or exposure is a Related Junior Asset in respect of any Triggered Asset shall be determined as at the time of the write-off referred to in sub-paragraph (A) above solely by reference to the rights attaching to such asset or exposure, and the relevant Covered Asset, at such time.

48A.4
For the purpose of applying the threshold in rule 48A.2 (B) above, where the amount of a write-off in respect of a Triggered Asset or an asset or exposure connected to a Triggered Asset is denominated in any Other Currency, such amount shall be converted into sterling using a market rate as reasonably determined by the Participant based on its ordinary course business and banking policies, practices and procedures consistently applied.

48A.5           For the purpose of this rule 48A:

(A)
an asset or exposure shall be deemed to be “connected” to a Triggered Asset if it is an asset or exposure of any person falling within paragraph (A) or (C) of the definition of Applicable Entity in respect of which the credit limit, credit line or trading line (or equivalent) in respect of a Counterparty is aggregated with the credit limit, credit line or trading line (or equivalent) of a Counterparty in respect of such Triggered Asset pursuant to the Credit Aggregation Policy, or would be so aggregated if the Credit Aggregation Policy were to be consistently applied between Protected Assets and assets and exposures that do not comprise Protected Assets, and an asset or exposure of any person falling within paragraph (A) or (C) of the definition of Applicable Entity in respect of which any Counterparty (or any Group Member of a Counterparty) is also a Counterparty (including an Obligor) in respect of such Triggered Asset shall be deemed to be connected to such Triggered Asset; and

(B)	“write-off” shall have the meaning given to it in the Accession Agreement.

48B.           TREATING CUSTOMERS FAIRLY

For the purposes of the completion of Quarterly Statement Data Fields in this Part 5, the Participant may report obligor receipts in accordance with the ordinary business practices and procedures of the Participant’s Group provided that:

(A)	such practices and procedures are at all times consistent with the relevant terms of (or relating to) the obligations of the obligor, Applicable Law and the TCF Principles; and

(B)
the basis on which such practices and processes treat assets and exposures which form part of Covered Assets does not differ from the basis on which such practices and processes treat equivalent assets and exposures which do not form part of Covered Assets.

Schedule 3

Part A

(New definitions to be inserted in clause 1.1(A) of the Accession Agreement)

“Reporting Issues Side Letter” means the letter headed “Reporting issues relating to Post-Accession Data, Quarterly Statements and Quarterly Statement Data” from the Commissioners of HM Treasury (acting through the Asset Protection Agency) to the Participant and the Initial Parent and dated on or around 31 January 2011;

“write-off” means, in respect of a Triggered Asset (or in respect of any asset or exposure which is connected to a Triggered Asset), a write-off in the accounts of the relevant Covered Entity in accordance with its ordinary business practices from time to time, consistently applied, provided that the basis on which that Covered Entity and the Participant's Group treat assets and exposures which form part of Covered Assets does not differ from the basis on which that Covered Entity and the Participant's Group treat equivalent assets and exposures of that Covered Entity and the Participant's Group which do not form part of Covered Assets.

Part B

(New Clauses 5.24 and 5.25 of the Accession Agreement)

Covered Assets that divide or are consolidated

5.24
For the avoidance of doubt, the requirements in rule 1.11A of Part 2 of the Data Field Rules, rule 1.10A of Part 3 of the Data Field Rules and Clause 18A.2 that, where assets or exposures that comprise a Covered Asset are divided or consolidated, the Participant shall complete the Quarterly Statement Data Fields and the Post-Accession Data Fields, and prepare Quarterly Statements, in respect of such assets or exposures (as they are divided or consolidated) in a manner consistent with Annex H to Part 2 of the Data Field Rules or Annex 4 to Part 3 of the Data Field Rules (as the case may be) shall be without prejudice to the provisions of any Scheme Document (including, without limitation, Condition 4.4).

5.25
If the Treasury or the Participant is of the opinion that the application of Annex H to Part 2 of the Data Field Rules and / or Annex 4 to Part 3 of the Data Field Rules does not produce the intended effect in respect of the completion of any Quarterly Statement Data Field and / or any Post-Accession Data Field and / or the preparation of Quarterly Statements (whether or not in respect of a particular asset or exposure), then the Treasury and the Participant shall, as soon as reasonably practicable, participate in good faith discussions and seek to agree the manner in which the Quarterly Statement Data Fields and / or the Post-Accession Data Fields should be completed, and /or Quarterly Statements should be prepared.

Part C

(New Clause 18.2(B) of the Accession Agreement)

(B)
contains a confirmation from the Scheme Head (or another member of the Scheme Executive Team acceptable to the Treasury) that, to the best of his or her knowledge and belief, having made all due and reasonable enquiries, such QS data deficiencies result in the Quarterly Statement Data (and/or the Information contained in the relevant Quarterly Statement derived from such Quarterly Statement Data) containing amounts in respect of Losses and Recoveries which are such that, in relation to each Covered Asset individually or, if the Treasury in its sole discretion determines, all Covered Assets collectively to which in either case the QS data deficiencies relate:

(i)	the aggregate amount of Losses in respect of such Covered Asset or Covered Assets; minus

(ii)	the aggregate amount of Recoveries in respect of such Covered Asset or Covered Assets,

is no more than would have been the case if there were no such QS data deficiencies.

Part D

(New Clause 18A of the Accession Agreement)

18A.           Reporting Issues Side Letter

18A.1           It is acknowledged that:

(A)
in so far as the Reporting Issues Side Letter sets out certain agreed modifications to the reporting obligations of the Participant in respect of Post-Accession Data, Quarterly Statements and Quarterly Statement Data, such modifications are not intended to, and shall not, in any way amend the financial extent of the protection provided to the Participant under the Scheme (in particular, but without limitation, with respect to the Losses and Recoveries attributable to any Covered Asset);

(B)
the operation of Condition 8 on the basis of the Quarterly Statement Data completed, and Quarterly Statements prepared, in accordance with the Participant’s reporting obligations as modified by the Reporting Issues Side Letter may produce a different outcome compared with the operation of Condition 8 on the basis of Quarterly Statement Data completed, and Quarterly Statements prepared, in accordance with the Participant’s reporting obligations prior to the application of such modifications; and notwithstanding the foregoing it is agreed that Condition 8 shall be applied on the basis of the Quarterly Statement Data completed, and the Quarterly Statements prepared, in accordance with the Scheme Documents (as amended or modified by the Reporting Issues Side Letter) including, for the avoidance of doubt, as the Quarterly Statement Data and / or Quarterly Statements are required to be prepared and / or re-stated pursuant to the application of Clause 18A.4; and

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(C)
the terms of the Reporting Issues Side Letter are not intended to, and shall not, in any way affect the Treasury’s rights to request Information pursuant to any Scheme Document or otherwise (including, without limitation, pursuant to Condition 15).

18A.2
The modifications made to the Participant’s reporting obligations by the deletion of rules in, and / or the insertion of rules into, Part 3 (Rules for Quarterly Statement Data Fields) of the Data Field Rules pursuant to the Reporting Issues Side Letter shall also apply, mutatis mutandis and notwithstanding Condition 16, to the preparation of each Quarterly Statement in so far as it is based on the Quarterly Statement Data provided by the application of the Quarterly Statement Data Field Rules as modified pursuant to the Reporting Issues Side Letter.

18A.3
It is acknowledged and agreed that the reporting of any Information in any Quarterly Statement Data Field or Quarterly Statement in accordance with the modifications made to the Participant’s reporting obligations by the deletion of rules in, and / or the insertion of rules into, Part 3 (Rules for Quarterly Statement Data Fields) of the Data Field Rules pursuant to the Reporting Issues Side Letter shall not, save where the Treasury disapplies any or all of such modifications or requires the Participant to re-state and / or provide any information or data (in each case pursuant to Clause 18A.4), be treated as giving rise to any breach of Condition 16 or as constituting any QS data deficiency or any error, inaccuracy or data deficiency for the purposes of any of Conditions 16, 31, 32, 33 or 34.

18A.4	Notwithstanding Clause 18A.1 and any of the other provisions of the Reporting Issues Side Letter, the Treasury may by giving reasonable written notice to the Participant:

(A)	disapply any or all of the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Reporting Issues Side Letter; and / or

(B)	require the Participant:

(i)
to re-state (and provide to the Treasury) any or all of the information or data provided pursuant to the Scheme Documents in accordance with the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Reporting Issues Side Letter such that the information or data is accurately completed in accordance with the terms and requirements of the Scheme Documents without application of any or all of the modifications specified in the Reporting Issues Side Letter; and / or

(ii)
to provide to the Treasury any or all of the information or data which, by virtue of the modifications to the Participant’s reporting obligations specified in, or effected by, the Reporting Issues Side Letter, the Participant has not provided to the Treasury.

18A.5
If under Clause 18A.4 the Treasury requires: (A) the disapplication of all of the modifications which are specified in, or effected by, the Reporting Issues Side Letter; (B) the restatement of all information or data which has been provided in accordance with the modifications specified in, or effected by, the Reporting Issues Side Letter; or (C) the provision of all the information or data which has not been provided by the Participant by virtue of the modifications specified

15

in, or effected by, the Reporting Issues Side Letter, the Treasury shall give not less than 12 months’ written notice to the Participant.

18A.6
Where the Treasury requires the Participant to re-state any information or data pursuant to Clause 18A.4 and, as a result, any amount set out in a Quarterly Statement requires adjustment (including as a result of adjustments to the underlying Quarterly Statement Data), Condition 8.7 (and the other provisions in Condition 8 (other than Condition 8.11)) shall apply with respect to the adjustment of such amount.

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Appendix 1

(Paper titled “Post-Accession Data Reporting: Division or
Consolidation of Assets or Exposures”)

Appendix 1

Post Accession Reporting:
Division or Consolidation of Assets or Exposures

1

Asset Continuity in Post Accession Data: Introduction

Background:

Over time, the structure of a Covered Asset may change. This may take many forms from a simple debt consolidation (where many Covered Assets are replaced by one new asset / component); to the more complex arrangements (for example where many Covered Assets are replaced by many new components. ) In each case
RBSG must calculate the covered amount against the original APS asset(s) and allocate this cover across the resulting restructured asset(s) . For transparency purposes in PAD reporting we report against both the APS asset
(using APS Covered Asset ID(ACAID)) and the restructured asset(s) (using Bank
Covered Asset ID(BCAID)) . The number of rows of data post refinancing will equal the number of old loans multiplied by the number of new loans. Each row will be identified by the unique ACAID -BCAID combination At a high level there are three restructuring scenarios:

[] Debt split (One to Many) -- This occurs where a single asset is refinanced into more than one assets. For example a single loan may be agreed for general property development purposes but then split into a number of individual loans for each of the properties (to facilitate monitoring, draw downs and repayments following sales).

[] Debt consolidation (Many to One) -- This occurs where more than one asset is refinanced into a single asset. For example five loans may be consolidated onto a single loan to for the administrative convenience of the customer.

[] Complex debt rearrangements (Many to Many) -- This occurs where more than one asset is refinanced into across several assets but not in a one-to-one relationship. For example two loans may be converted into three

Purpose of this paper:

The purpose of this paper is to outline the proposed cover re-allocation across refinanced assets for each of the above scenarios in relation to PAD Reporting and seek your approval for the same.

Assumptions:

1. As this paper focuses on Post Accession Data reporting requirements, it is assumed in each case that Covered Assets remain covered under the Scheme and the Asset Continuity Requirements have not been breached.

2. Note that the reporting of Consumer Finance assets in Post Accession Data should not be affected by such changes to the structure of Covered Assets. This is because these assets are already reported at customer level, which would be unaffected by these changes.

3. For simplicity, the assets considered in these examples are amortising assets unless stated otherwise

4. This paper only deals with PAD reporting requirements; QS requirements are discussed in a separate paper

2

Allocation and reporting of covered amount for refinanced assets

Principles:

1. Covered Amount calculation for APS assets follows the rules exactly:
   - Covered Amount cap is always applied based on Original OME and current Actual Exposure
2. Covered Amount apportionment to refinanced facilities is based on Actual Exposure of new facilities
3. Outstanding Amount and Actual Exposure are apportioned based on initial data covered amount

Steps to allocate Covered Amount to refinanced assets:

Step 1: Identify new facilities

Step 2: Calculate the total Actual Exposure of new facilities

Step 3: Calculate total Covered Amount of APS Assets: $CA_{APS\ Asset} = \min\{OME, AE, CA_{min\ since\ 31/12/08}\}$

Step 4: Covered Amount for restructured asset: $CA_{Res.\ Asset}$ = AE/Total AE * Total CA

Step 5: Actual Exposure for restructured asset: $AE_{Res.\ Asset}$ = Init. CA/Total Initial CA * Total AE

Reporting:

For transparency purposes in PAD reporting we report against both the APS asset (using APS Covered Asset ID(ACAID)) and the restructured asset(s) (using Bank Covered Asset ID(BCAID))

- A separate row of data is reported for each replacement loan
  - Each row will quote the same APS Covered Asset ID but different Bank Covered Asset ID (so the combination of APS and Bank Covered Asset ID will be unique
  - Certain data will be consistent across each row of data – notably Triggered Asset Flag (because an asset cannot partially trigger), Imputed Maturity Flag and Currency
- The number of rows of data post refinancing will equal the number of old loans multiplied by the number of new loans

Definitions (See Appendix for legal definitions) :

Outstanding Amount (OA) – Drawn balance as at the month-end reporting date

Actual Exposure (AE) – Sum of Drawn and Undrawn balances as at the month-end reporting date

Covered Amount (CA) – Covered Amount at the month-end reporting date

Original Maximum Exposure (OME) – The maximum amount of exposure with respect to the Covered Asset, amortised over time, in accordance with its terms as at 31st December 2008. Must be captured as at the day immediately before the relevant date.

Cover Termination Date (CTD) – The date on which the cover for an APS asset terminates

RBS 3

Asset Continuity: Debt Split in Post Accession Reporting (One to Many, AE > CA)

Example: A single APS asset (loan) is refinanced into three loans such that there is a 50% increase in the total actual exposure.

Proposal: To allocate the cover to refinanced loans apportion the Covered Amount of the APS asset across the new loans based on their Actual Exposures.

$CA_{Res.\ Asset}$ = AE/Total AE * Total CA



Initial Data
Before Refinancing:
Post-Refinancing:
ACAID : A
BCAID : A
Initial CA = 2,000
CA calculation
ACAID : A
BCAID : A
OME = 1,200
OA = 800
AE = 1000
Calc. CA = 1,000
Debt Split
Restructured asset
BCAID : 1
AE = 300
OA = 250
(20% of total AE)
BCAID : 2
AE = 600
OA = 500
(40% of total AE)
BCAID : 3
AE = 600
OA = 500
(40% of total AE)
Cover Allocation
ACAID : A
BCAID : 1
Alloc. CA = 20% of 1000 = 200
OA = 250
ACAID : A
BCAID : 2
Alloc. CA = 40% of 1000 = 400
OA = 500
ACAID : A
BCAID : 3
Alloc. CA = 40% of1000 = 400
OA = 500
Total for APS asset
Initial CA = 2,000
Total for APS asset
CA = 1,000
AE = 1,000
OA = 800
Total for restructured asset
AE = 300 + 600 + 600 = 1,500
Total for APS asset
CA = min{1200, 1500, 1000} = 1,000
OA = 250 + 500 + 500 = 1,250

Formulae used:

$CA_{APS\ Asset}$ = min {OME, AE, $CA_{min\ since\ 31/12/08}$}

$CA_{Res.\ Asset}$ = AE/Total AE * Total CA

RBS 4

Asset Continuity: Debt Split in Post Accession Reporting (One to Many, AE < CA)

Example: A single APS asset (loan) is refinanced into three loans such that there is a 25% decrease in the total actual exposure.

Proposal: To allocate the cover to refinanced loans apportion the Covered Amount of the APS asset across the new loans based on their Actual Exposures.

$CA_{Res.\ Asset}$ = AE/Total AE * Total CA



Initial Data
Before Refinancing:
Post-Refinancing:
Restructured asset
Cover Allocation
CA calculation
Debt Split
ACAID : A
BCAID : A
Initial CA = 2,000
ACAID : A
BCAID : A
OME = 1,200
OA = 800
AE = 1000
Calc. CA = 1,000
BCAID : 1
AE = 150
OA = 125
(20% of total AE)
BCAID : 2
AE = 300
OA = 250
(40% of total AE)
BCAID : 3
AE = 300
OA = 275
(40% of total AE)
ACAID : A
BCAID : 1
Alloc. CA = 20% of 750 = 150
OA = 125
ACAID : A
BCAID : 2
Alloc. CA = 40% of 750 = 300
OA = 250
ACAID : A
BCAID : 3
Alloc. CA = 40% of 750 = 300
OA = 275
Total for APS asset
Initial CA = 2,000
Total for APS asset
CA = 1,000
AE = 1,000
OA = 800
Total for restructured asset
AE = 150 + 300 + 300 = 750
Total for APS asset
CA = min{1200, 750, 1000} = 750
OA = 125 + 250 + 275 = 650

Formulae used:

$CA_{APS\ Asset}$ = min {OME, AE, $CA_{min\ since\ 31/12/08}$}

$CA_{Res.\ Asset}$ = AE/Total AE * Total CA

RBS 5

Asset Continuity: Debt Split in Post Accession Reporting (One to Many, Different CTDs)

Example: A single APS asset (loan) is refinanced into three loans such that one loan has an earlier CTD.

Proposal: To allocate the cover to refinanced loans apportion the Covered Amount of the APS asset across the new loans based on their Actual Exposures.

$CA_{Res.\ Asset}$ = AE/Total AE * Total CA. Post-CTD of the first loan its cover drops to zero and the cover on the APS asset is reallocated between the remaining two assets in proportion to their Actual Exposures.



Initial Data
Before Refinancing:
Post-Refinancing:
ACAID : A
BCAID : A
Initial CA = 2,000
CTD = 31/10/2010
CA calculation
ACAID : A
BCAID : A
OME = 1,200
OA = 900
AE = 1000
Calc. CA = 1,000
Debt Split
Restructured asset
BCAID : 1
AE = 300
CTD = 1/06/10
(20% of total AE)
BCAID : 2
AE = 525
CTD = 31/10/10
(35% of total AE)
BCAID : 3
AE = 675
CTD = 31/10/10
(45% of total AE)
Time 1: Allocated CA post-refinancing
ACAID : A
BCAID : 1
Alloc. CA = 20% of 1000 = 200
ACAID : A
BCAID : 2
Alloc. CA = 35% of 1000 = 350
ACAID : A
BCAID : 3
Alloc. CA = 45% of 1000 = 450
Time 2: Allocated CA after 31/05/10 before 31/10/10
ACAID : A
BCAID : 1
CA = 0
ACAID : A
BCAID : 2
AE = 500
Calc. CA = 500/1100*900 = 409
ACAID : A
BCAID : 3
AE = 600
Calc. CA = 600/1100*900 = 491
Time 3: Allocated CA after 31/10/10
ACAID: A
BCAID: 1
Alloc. CA = 0
ACAID: A
BCAID: 2
Alloc. CA = 0
ACAID: A
BCAID: 3
Alloc. CA = 0
Total for APS asset
Initial CA = 2,000
Total for APS asset
OME = 1,200
AE = 1,000
OA = 900
CA = 1,000
Total for restructured asset
AE = 300 + 525 + 675 = 1,500
Total for APS asset
OME = 1,200
CA = 1,000
Total for APS asset
OME = 900
Total AE =1100
CA = min{900, 1100, 1000} = 900
Total for APS asset
CA = 0

Formulae used:

$CA_{APS\ Asset} = \min\{OME, AE, CA_{min\ since\ 31/12/08}\}$

$CA_{Res.\ Asset}$ = AE/Total AE * Total CA

RBS

6

Asset Continuity: Debt Consolidation in Post Accession Reporting (Many to One, AE>CA)

Example: Three APS covered loans are consolidated into a single loan such that there is a 50% increase in the total actual exposure

Proposal: To calculate cover for restructured APS loans:

Step 1: Apportion total exposure based on initial covered amount. $AE_{Res.\ Asset}$ = Init. CA/Total Initial CA * Total AE

Step 2: Calculate the cover as the lesser of OME, apportioned AE and CA since Dec'08. $CA_{APS\ Asset}$ = min {OME, AE, $CA_{min\ since\ 31/12/08}$}



Initial Data
Before Refinancing:
Post-Refinancing:
CA calculation
Cover allocation
ACAID : A
BCAID : A
Initial CA = 300
(30% of total)
ACAID : A
BCAID : A
OME = 300
OA = 200
AE = 250
Calc. CA = 250
ACAID : A
BCAID : 1
OME = 300
OA = 360
Alloc. AE = 300/1000*1500 = 450
Calc. CA = min{300, 450, 250} = 250
ACAID : B
BCAID : B
Initial CA = 300
(30% of total)
ACAID : B
BCAID : B
OME = 300
OA = 200
AE = 250
Calc. CA = 250
Debts consolidated
Restructured asset
BCAID : 1
AE = 1,500
OA = 1,200
ACAID : B
BCAID : 1
OME = 300
OA = 360
Alloc. AE = 300/1000*1500 = 450
Calc. CA = min{300, 450, 250} = 250
ACAID : C
BCAID : C
Initial CA = 400
(40% of total)
ACAID : C
BCAID : C
OME = 300
OA = 250
AE = 500
Calc. CA = 300
ACAID : C
BCAID : 1
OME = 300
OA = 480
Alloc. AE = 400/1000*1500 = 600
Calc. CA = min{300, 600, 300} = 300
Total for APS assets
Initial CA = 1,000
Total for APS assets
CA = 800
AE = 1,000
Total for APS assets
CA = 800

Formulae used:

$AE_{Res.\ Asset}$ = Init. CA/Total Initial CA * Total AE

$CA_{APS\ Asset}$ = min {OME, AE, $CA_{min\ since\ 31/12/08}$}

RBS 7

Asset Continuity: Debt Consolidation in Post Accession Reporting (Many to One, AE<CA)

Example: Three APS covered loans are consolidated into a single loan such that there is a 50% decrease in the total actual exposure

Proposal: To calculate cover for restructured APS loans:

Step 1: Apportion total exposure based on initial covered amount. $AE_{Res.\ Asset}$ = Init. CA/Total Initial CA * Total AE

Step 2: Calculate the cover as the lesser of OME, apportioned AE and CA since Dec'08. $CA_{APS\ Asset}$ = min {OME, AE, $CA_{min\ since\ 31/12/08}$}



Initial Data
Before Refinancing:
Post-Refinancing:
CA calculation
Cover allocation
ACAID : A
BCAID : A
Initial CA = 300
(30% of total)
ACAID : A
BCAID : A
OME = 300
OA = 200
AE = 250
Calc. CA = 250
ACAID : B
BCAID : B
Initial CA = 300
(30% of total)
ACAID : B
BCAID : B
OME = 300
OA = 200
AE = 250
Calc. CA = 250
ACAID : C
BCAID : C
Initial CA = 400
(40% of total)
ACAID : C
BCAID : C
OME = 300
OA = 250
AE = 500
Calc. CA = 300
Total for APS assets
Initial CA = 1,000
Total for APS assets
CA = 800
AE = 1,000
Debts consolidated
Restructured asset
BCAID : 1
AE = 500
OA = 400
ACAID : A
BCAID : 1
OME = 300
OA = 120
Alloc. AE = 300/1000*500 = 150
Alloc. CA = min{300, 150, 250} = 150
ACAID : B
BCAID : 1
OME = 300
OA = 120
Alloc. AE = 300/1000*500 = 150
Alloc. CA = min{300, 150, 250} = 150
ACAID : C
BCAID : 1
OME = 300
OA = 160
Alloc. AE = 400/1000*500 = 200
Alloc. CA = min{300, 200, 300} = 200
Total for APS assets
CA = 500

Formulae used:

$AE_{Res.\ Asset}$ = Init. CA/Total Initial CA * Total AE

$CA_{APS\ Asset}$ = min {OME, AE, $CA_{min\ since\ 31/12/08}$}

RBS

8

Asset Continuity: Complex Debt Rearrangement in Post Accession Reporting (Many to Many, AE>CA) – Detailed example

Example: Two APS covered loans are refinanced into three single loans such that there is a 50% increase in the total actual exposure

Proposal: Our approach will combine the approach used for One to Many and Many to One cases. The number of rows of data post refinancing will equal the number of old loans multiplied by the number of new loans.

Step 1: The Actual Exposure is apportioned across the new loans according to their initial cover. $AE_{Res.\ Asset}$ = Init. CA/Total Initial CA * Total AE

Step 2: The Covered amount for the APS assets is calculated as the lesser of OME, apportioned AE and CA since Dec'08. $CA_{APS\ Asset}$ = min {OME, AE, $CA_{min\ since\ 31/12/08}$}

Step 3: The cover calculated above is allocated to refinanced loans in proportion to their Actual Exposure. $CA_{Res.\ Asset}$ = AE/Total AE * Total CA



Initial Data
Before Refinancing:
Post-Refinancing:
Restructured asset
AE allocation
CA calculation
CA allocation
ACAID : A
BCAID : A
CA = 600
(60% of total)
ACAID : B
BCAID : B
CA = 400
(40% of total)
ACAID : A
BCAID : A
OME = 400
OA = 450
AE = 500
CA = 400
ACAID : B
BCAID : B
OME = 300
OA = 400
AE = 500
CA = 300
Debt Split
BCAID : 1
AE = 300
(20% of total)
BCAID : 2
AE = 600
(40% of total)
BCAID : 3
AE = 600
(40% of total)
ACAID : A
BCAID : 1
AE = 180 (60% of 300)
ACAID : A
BCAID : 2
AE = 360 (60% of 600)
ACAID : A
BCAID : 3
AE = 360 (60% of 600)
ACAID : B
BCAID : 1
AE = 120 (40% of 300)
ACAID : B
BCAID : 2
AE = 240 (40% of 600)
ACAID : B
BCAID : 3
AE = 240 (40% of 600)
ACAID : A
OME = 400
AE = 180 + 360 + 360 = 900
CA = min{400, 900, 400}=400
ACAID : B
OME = 300
AE = 120 + 240 + 240 = 600
CA = min{300, 600, 300} = 300
ACAID : A
BCAID : 1
Alloc. CA = 80 (300/1500x400)
ACAID : A
BCAID : 2
Alloc. CA = 160 (600/1500x400)
ACAID : A
BCAID : 3
Alloc. CA = 160 (600/1500x400)
ACAID : B
BCAID : 1
Alloc. CA = 60 (300/1500x300)
ACAID : B
BCAID : 2
Alloc. CA = 120 (600/1500x300)
ACAID : B
BCAID : 3
Alloc. CA = 120 (600/1500x300)
Total for APS assets
CA = 1,000
Total for APS assets
CA = 700
Total for restructured assets
AE = 1,500
Total for APS assets
AE = 1,500
Total for APS assets
CA = 700
Total for APS assets
CA = 700

RBS

9

Asset Continuity: Complex Debt Rearrangement in Post Accession Reporting (Many to Many, AE<CA) – Detailed example

Example: Two APS covered loans are refinanced into three single loans such that there is a 50% decrease in the total actual exposure

Proposal: Our approach will combine the approach used for One to Many and Many to One cases. The number of rows of data post refinancing will equal the number of old loans multiplied by the number of new loans.

Step 1: The Actual Exposure is apportioned across the new loans according to their initial cover. $AE_{Res.\ Asset}$ = Init. CA/Total Initial CA * Total AE

Step 2: The Covered amount for the APS assets is calculated as the lesser of OME, apportioned AE and CA since Dec'08. $CA_{APS\ Asset}$ = min {OME, AE, $CA_{min\ since\ 31/12/08}$}

Step 3: The cover calculated above is allocated to refinanced loans in proportion to their Actual Exposure. $CA_{Res.\ Asset}$ = AE/Total AE * Total CA



Initial Data
Before Refinancing:
Post-Refinancing:
Restructured asset
AE allocation
CA calculation
CA allocation
ACAID : A BCAID : A CA = 600 (60% of total)
ACAID : B BCAID : B CA = 400 (40% of total)
ACAID : A BCAID : A OME = 400 OA = 450 AE = 500 CA = 400
ACAID : B BCAID : B OME = 300 OA = 400 AE = 500 CA = 300
Debt Split
BCAID : 1 AE = 100 (20% of total)
BCAID : 2 AE = 200 (40% of total)
BCAID : 3 AE = 200 (40% of total)
ACAID : A BCAID : 1 AE = 60 (60% of 100)
ACAID : A BCAID : 2 AE = 120 (60% of 200)
ACAID : A BCAID : 3 AE = 120 (60% of 200)
ACAID : B BCAID : 1 AE = 40 (40% of 100)
ACAID : B BCAID : 2 AE = 80 (40% of 200)
ACAID : B BCAID : 3 AE = 80 (40% of 200)
ACAID : A OME = 400 AE = 60 + 120 + 120 = 300 CA = min{400, 300, 400}=300
ACAID : B OME = 300 AE = 40 + 80 + 80 = 200 CA = min{300, 200, 300} = 200
ACAID : A BCAID : 1 Alloc. CA = 60 (100/500x300)
ACAID : A BCAID : 2 Alloc. CA = 120 (200/500x300)
ACAID : A BCAID : 3 Alloc. CA = 120 (200/500x300)
ACAID : B BCAID : 1 Alloc. CA = 40 (100/500x200)
ACAID : B BCAID : 2 Alloc. CA = 80 (200/500x200)
ACAID : B BCAID : 3 Alloc. CA = 80 (200/500x200)
Total for APS assets CA = 1,000
Total for APS assets CA = 700
Total for restructured assets AE = 500
Total for APS assets AE = 500
Total for APS assets CA = 500
Total for APS assets CA = 500

RBS

10

Asset Continuity: Complex Debt Rearrangement in Post Accession Reporting (Many to Many)

Example – More Complex Refinancing: Sometimes the original APS assets will not be linked to all the refinanced loans. E.g. if a customer had a loan and an overdraft facility then this may get refinanced such that a part of the overdraft is consolidated with the loan, resulting in a new loan and a new reduced overdraft facility. We illustrate this in the example below, where we consider two assets A & B such that Asset A is refinanced into two new facilities, while Asset B is refinanced to only one of these new facilities.

Proposal: To allocate cover to new facilities we only apportion cover from the APS assets that feed into that new facility. So that in the example below, post-refinancing APS asset B's cover will be distributed only across new facility 2 and NOT to the new facility 1.



Initial Data
Before Refinancing:
Post-Refinancing:
AE allocation
CA calculation
CA allocation
Restructured asset
ACAID : A
BCAID : A
CA = 600
(60% of total)
ACAID : A
BCAID : A
OME = 500
AE = 400
CA = 400
BCAID : 1
AE = 200
(33% of total)
ACAID : A
BCAID : 1
AE = 200 (100% of 200)
ACAID : A
BCAID : 2
AE = 240 (60% of 400)
ACAID : A
OME = 500
AE = 200 + 240 = 440
CA = min{500, 440, 400}=400
ACAID : A
BCAID : 1
Alloc. CA = 33% of 400 = 133
ACAID : A
BCAID : 2
Alloc. CA = 66% of 400 = 267
Debt Split
ACAID : B
BCAID : B
CA = 400
(40% of total)
ACAID : B
BCAID : B
OME = 300
AE = 200
CA = 200
BCAID : 2
AE = 400
(67% of total)
ACAID : B
BCAID : 1
AE = 0 (0% of 300)
ACAID : B
BCAID : 2
AE = 160 (40% of 400)
ACAID : B
OME = 300
AE = 0 + 160 = 160
CA = min{300, 160, 200} = 160
In practice this would not be reported
ACAID : B
BCAID : 1
Alloc. CA = 0% of 160 = 0
ACAID : B
BCAID : 2
Alloc. CA = 1005 of 160 = 160
Total for APS assets
CA = 600 + 400 = 1,000
Total for APS assets
CA = 400 + 200 = 600
Total for restructured assets
AE = 200 + 400 = 600
Total for APS assets
AE = 200 + 240 + 0 + 160 = 600
Total for APS assets
CA = 400 + 160 = 560
Total for APS assets
CA = 133 + 267 + 0 + 160 = 560

RBS

11

Asset Continuity: Debt Consolidation in Post Accession Reporting (Inclusion of Covered and Non Covered Assets)

Example – AE< CA: In the example below, two covered assets are consolidated with one non-covered asset to form a single new loan such that AE of the new loan is less than the prior period cover of the APS assets.

Proposal: AE of the consolidated loan is spread across both the Covered Assets and the non-Covered assets –

- Determine the covered proportion of the AE of the refinanced assets based on the AEs of the covered/non-covered assets prior to refinancing in the Risk Management systems.
- Apportion this `Covered AE' across the APS assets as based on the Initial Cover

Formulae used:

$$AE_{Covered} = \frac{\sum \{AE_{APS\ Assets\ prior\ to\ refinancing}\} * \text{Total } AE_{Restructured\ assets}}{\sum \{AE_{APS\ Assets\ prior\ to\ refinancing}\} + \sum \{AE_{Uncovered\ assets\ prior\ to\ refinancing}\}}$$

$$R_{Covered} = \frac{\sum \{AE_{APS\ assets\ prior\ to\ refinancing}\} * \text{Total } R_{Restructured\ assets}}{\sum \{AE_{APS\ assets\ prior\ to\ refinancing}\} + \sum \{AE_{Uncovered\ assets\ prior\ to\ refinancing}\}}$$

$AE_{Res.\ Asset} = \text{Init. CA} / \sum\{\text{Initial CA}\} * \sum\{AE_{Covered}\}$

$R_{Res.\ Asset} = \text{Init. CA} / \sum\{\text{Initial CA}\} * \sum\{AE_{Covered}\}$



Covered Assets
Non Covered Assets
Initial Data
ACAID : A BCAID : 1 CA = 300 (50% of total)
ACAID : B BCAID : 2 CA = 300 (50% of total)
Total for Covered Assets CA = £600
BCAID: 3 (non covered asset)
Data immediately prior to refinancing
ACAID : A BCAID : 1 AE = OA = 250 CA = 250 (25% of total OA/AE)
ACAID : B BCAID : 2 AE = OA = 250 CA = 250 (25% of total OA/AE)
Total for Covered Assets AE = OA = 500 CA = 500
BCAID: 3 AE immediately prior to refinancing = 500 (50% of total OA/AE)
Total assets consolidated AE = OA = 1,000 CA = 500
Restructured asset
BCAID: 4 OA = 500 AE = 500 AECovered = (250+250)/(250+250+500)*500 = 250
Post Refinancing PAD
ACAID : A Appor. AE = OA = 300/(300+300) * 250 = 125 Calc. CA = 125
ACAID : B Appor. AE = OA = 300/(300+300) * 250 = 125 Calc. CA = 125
Total for Covered Assets AE = OA = 250 CA = 250
Data at Trigger Date:
BCAID: 4 OA = 500 AE = 500 AECovered = (250+250)/(250+250+500)*500 = 250 R = 100 RCovered = (250+250)/(250+250+500)*100 = 50
QS Reporting:
ACAID : A Appor. AE = OA = 300/(300+300) * 250 = 125 Calc. CA = 125 R = 50% of 50 = 25
ACAID : B Appor. AE = OA = 300/(300+300) * = 250 Calc. CA = 125 R =50% of 50 = 25
Total for Covered Assets AE = OA = 250 CA = 250 R = 50

RBS

For simplicity, the OME in the above example is assumed to be the same as the Initial Data Covered Amount and AE is assumed equal to OA.

12

Appendix

Appendix – Why we use Initial Covered Amount (CA) data to apportion Actual Exposure (AE)

Outlined below are the two options for apportioning Actual Exposure post-restructuring and the merits of each of these approaches.

Based on the considerations provided below, **RBS had decided to use Option A**, i.e. use initial covered amount data for apportioning AE, primarily made for operational reasons in terms of doability.

	Option A: Use initial covered amount as at 31st Dec 2008 (Currently being used)	Option B: Use covered amount prior to refinancing
Description	Use the Initial CA of APS Assets as at 31st Dec'08 to apportion AE across refinanced facilities	Use the CA of APS Assets just prior to refinancing to apportion AE across refinanced facilities
Accuracy	This approach is less accurate if the facilities are amortizing at different rates, however, the impact of using this approach is to understate the AE of gradually amortising facilities and is therefore in APA's favour	This approach is more accurate to apportion AE if the facilities are amortizing at different rates
Materiality	•Loss of cover for RBS for a small number of cases where ALL of the following conditions are met: –There is debt consolidation; and –The assets are amortizing at different rates; and –The CA is capped by AE (i.e. AE of the restructured asset(s) is less than OME and prior period CA) •In all other scenarios the CA calculated under both Option A and B will be the same	No loss in cover to RBS and no impact on APA
Traceability / Auditability	Easy to trace and audit APS assets through their life as initial covered amount for all assets as at 31st Dec'08 is fixed	Difficult to audit covered amount calculations as it needs the data prior to refinancing; the calculation gets more complex is there is a restructure of a restructure
Data Sourcing	Easy to source data as initial covered amount for all assets as at 31st Dec'08 is fixed	It is difficult to source the CA data prior to refinancing – Intra-month CA data is not available (refer to QS practice statement) – Month-end CA only available for Sep'09, Dec'09, Mar'10 and then monthly from May'10 onwards
Technical Implementation	This option is easier to implement technically as this always only uses the static data e.g. Initial CA	It is difficult to implement this technically as the solution needs to be able to store and retrieve restructuring data e.g. date of restructure, covered amount etc. The solution becomes more complicated if the restructured asset gets further restructured

Note: Option A is currently in practice and to now change the approach to Option B would necessitate a restatement of all previously reported PAD data for restructuring scenarios so that the assets are consistently traceable through their life. This will involve a disproportionately huge amount of time and effort and we do not recommend doing this

RBS

14

Appendix – Reporting Treatment of PAD fields for refinanced Assets (1 : Many, Many : 1, Many : Many)

HMT Ref. No.	Field Name	Reported Data Source
2	Bank Covered Asset ID	Bank asset attribute
3	APS Covered Asset ID	APS asset attribute
4	EPA ID	APS asset attribute
5	Covered Asset Class	Sourced from Initial Data
6	Long Dated Asset Flag	APS asset attribute
7	Limited Recourse Asset Flag	APS asset attribute
8	Sub Participation Flag	Sourced from Initial Data
9	Sub Participation Grantor Name	APS asset attribute
10	Sub Participation Grantor ID	APS asset attribute
11	ISIN	APS asset attribute
12	CUSIP	APS asset attribute
13	Covered Asset Sub Class	Bank asset attribute for loans APS Asset attribute for all other asset classes
14	Multi Currency Flag	Bank asset attribute
15	Booking Entity ID	Bank asset attribute
16	Management Entity ID	Bank asset attribute
17	Cover Termination Date	APS asset attribute
18	Imputed Maturity Flag	APS asset attribute
19	Covered Amount Currency	Sourced from Initial Data
20	Covered Amount	Apportioned using asset continuity rules
21	Outstanding Amount	Apportioned using asset continuity rules
22	Current Maturity Date	Bank asset attribute
23	Total Mark to Market (Derivatives)	Apportioned using asset continuity rules
24	Obligor Name	Bank asset attribute
25	Unique Internal Obligor ID	Bank asset attribute
26	Country of Obligor Incorporation / Domicile	Bank asset attribute
27	Obligor Industry Code	Bank asset attribute
28	Ultimate Parent Name	Bank asset attribute
29	Ultimate Parent ID	Bank asset attribute
30	Country of Ultimate Parent Incorporation	Bank asset attribute
31	Ultimate Parent Industry Code	Bank asset attribute
32	Collateral Flag	Bank asset attribute
33	Collateral Type	Bank asset attribute
34	Current Collateral Value	Apportioned using asset continuity rules
35	Current Collateral Currency	Bank asset attribute
36	Current Collateral Valuation Type	Bank asset attribute
37	Date of Latest Collateral Valuation	Bank asset attribute
38	Country of Exposure to Underlying Collateral	Bank asset attribute
39	Origination Date	APS asset attribute
40	Guarantor Name	Bank asset attribute
41	Internal guarantor ID	Bank asset attribute
42	Guarantor PD	Bank asset attribute
43	Guarantor Internal Rating	Bank asset attribute

RBS
15

Appendix – Reporting Treatment of PAD fields for refinanced Assets (1 : Many, Many : 1, Many : Many) – Contd.

HMT Ref. No.	Field Name	Reported Data Source
44	Most Recent Date of Credit Assessment / Rating of the Guarantor	Bank asset attribute
45	Guarantor S&P rating	Bank asset attribute
46	Guarantor Moody's rating	Bank asset attribute
47	Guarantor Fitch Rating	Bank asset attribute
48	Restricted Securitisation Flag	APS asset attribute
49	Restricted Conduit Flag	APS asset attribute
50	Restricted Arrangement ID	APS asset attribute
51	Rollover Asset Flag	APS asset attribute
52	Date of Rollover	APS asset attribute
53	Total Bank Exposure to Ultimate Parent Group	Bank asset attribute
54	Triggered Asset Flag	APS asset attribute
55	Asset Probability of Default	Bank asset attribute
56	Loss Given Default	Bank asset attribute
57	Current Obligor Rating	Bank asset attribute
58	Most Recent Date of Credit Assessment/Rating of the Obligor	Bank asset attribute
59	Obligor S&P Rating	Bank asset attribute
60	Obligor Moody's Rating	Bank asset attribute
61	Obligor Fitch Rating	Bank asset attribute
62	Fair Value	Apportioned using asset continuity rules
63	Historical impairment and/or write-down amount and/or credit value adjustments	Bank asset attribute
64	Current Ultimate Parent Internal Rating	Bank asset attribute
65	Most Recent Date of Internal Rating of the Ultimate Parent	Bank asset attribute
66	Current Ultimate Parent S&P Rating	Bank asset attribute
67	Current Ultimate Parent Moody's Rating	Bank asset attribute
68	Current Ultimate Parent Fitch Rating	Bank asset attribute
69	Buy to Let Flag	Bank asset attribute
70	Self Cert Flag	Bank asset attribute
71	Asset in Construction Flag	APS asset attribute
72	Interest Cover	APS asset attribute
73	Postcode	APS asset attribute
74	Amortisation Type	APS asset attribute

Description:	
APS asset attribute	This attribute will be populated using the APS asset level data and will remain the same across all rows of ACAID-BCAID combinations for an APS asset
Bank asset attribute	This attribute will be populated using the Bank asset level data for all rows of ACAID-BCAID combinations for an APS asset
Apportioned using asset continuity rules	As specified in the RI0020 paper on Asset Continuity
Sourced from Initial Data	This attribute will be sourced from Initial Data, as at 31/12/2008, and will be the same across all rows of ACAID-BCAID combinations for an APS asset

RBS
16

Appendix -- Glossary of terms as defined in APS TandCs

       Term                                                                                               Definition
               6.5 Subject to Condition 34, the "Covered Amount" of a Covered Asset means: (A) on 31 December 2008, the amount specified by the Participant in the Initial Data as the "Covered Amount"
Covered Amount of that Covered Asset, being an amount denominated in the currency (the "Covered Amount Currency") specified by the
 Participant in the Initial Data as the "Currency" of that Covered Asset
(CA)           (or, if no such amount or currency is specified by the Participant in the Initial Data, zero); (B) on each day (for the purpose of this paragraph (B), the "relevant day") from (and including) 1
               January 2009 to (and including) the Cover Termination Date, the lesser of: (i) the Covered Amount Cap on the relevant day; and (ii) the Covered Amount of that Covered Asset on the day immediately preceding the relevant day; and (C) on each day falling after the later of (i) the Cover Termination Date and (ii) 31 December 2008, zero.

Cover Termination 6.6 The "Cover Termination Date" means, in respect of a
Covered Asset, but subject to Condition 6.35(A)(ii), the date specified by the
Participant in the Initial Data as the "Cover Termination

Date (CTD)      Date" of that Covered Asset.
                6.7 The "Covered Amount Cap" of a Covered Asset on any day (for the purpose of this Condition 6.7, the "relevant day") means an amount denominated in the Covered Amount Currency of that Covered Asset which: (A) if that Covered Asset is within neither the "Consumer Finance" nor the "Derivative"
 Covered Asset Class, is an amount equal to the sum of: (i) the lesser of: (a)
                the Original Maximum Exposure; and (b) the Actual Exposure, with respect to that Covered Asset on the day immediately preceding the relevant day; and (ii) the overdraft proportion of the
                Imputed Maximum Exposure with respect to that Covered Asset on the relevant day, where the "overdraft proportion"
 is: (1) if that Covered Asset did not include or comprise an Overdraft on
Covered Amount  31 December 2008, zero; and (2) if that Covered Asset did include or comprise an Overdraft on 31 December 2008, a fraction determined as follows: A / B where: A is an amount equal to the
Cap (CA cap)    lesser of: (x) the Advised Amount with respect to that Overdraft; and (y) the Covered Amount of that Covered Asset on 31 December 2008 less the Original Maximum Exposure with respect to that Covered Asset on 31 December 2008 (or, if greater, zero) B is the Covered Amount of that Covered Asset on 31
 December 2008; (B) if that Covered Asset is within the "Derivative"
                Covered Asset Class, is an amount equal to the Covered Amount of that Covered Asset on 31 December 2008; and (C) if that Covered Asset is within the "Consumer Finance" Covered Asset
                Class, is an amount equal to the higher of: (i) the Imputed Maximum Exposure with respect to that Covered Asset on the relevant day; and (ii) the lesser of: (a) the Original Maximum
                Exposure; and (b) the Actual Exposure, with respect to that Covered Asset on the day immediately preceding the relevant day.
                6.8(A) The "Actual Exposure" with respect to a Covered Asset on any day means an amount denominated in the Covered
 Amount Currency of that Covered Asset equal to the sum of: (i) the
Actual Exposure Outstanding Amount of that Covered Asset on that day; and (ii) if that Covered Asset is or includes a Covered
 Liability (but without double counting amounts), the maximum aggregate
(AE)            amount as of that day which the applicable Covered Entity or Covered Entities have (or, in the case of a Covered
 Asset that is the subject of a Permitted Arrangement, the relevant Applicable
                Entity or Applicable Entities have) an actual or contingent liability to pay in respect of CL Payment Amounts relating to that Covered Liability (but, for these purposes, excluding any Covered
                Liability which is an undrawn Overdraft);

                     6.8(B) The "Original Maximum Exposure" with respect to a
Covered Asset on any day (in this paragraph (B), the "relevant day") means
(subject to Condition 6.35(A)(i)), an amount denominated in the Covered Amount
Currency of that Covered Asset equal to the maximum aggregate amount of the exposure which the terms of that Covered Asset in effect on 31 December 2008 commit the applicable Covered Entity or Covered Entities (or, in the case of a
Covered Asset that is the subject of a Permitted Arrangement, the relevant
Applicable Entity or Applicable Entities) to have on the relevant day, such amount to be determined without regard to any amendment or replacement affecting that Covered Asset or its terms after 31 December 2008 and on the basis that: (i) the exposure of the applicable Covered Entity or Covered
Entities (or, in the case of a Covered Asset that is the subject of a Permitted
Arrangement, the relevant Applicable Entity or Applicable Entities) with respect to a Covered Asset on any day is an amount denominated in the Covered
Amount Currency of that Covered Asset equal to the sum of (a) the Outstanding
Amount of that Covered Asset on that day and (b) if that Covered Asset is or includes a Covered Liability (but without double counting amounts) , the maximum aggregate amount as of that day which the applicable Covered Entity or
Covered Entities have (or, in the case of a Covered Asset that is the subject of a Permitted Arrangement, the relevant Original Maximum Applicable Entity or
Applicable Entities have) an actual or contingent liability to pay in respect of CL Payment Amounts relating to that Covered Liability; (ii) the applicable
Obligors comply with Exposure (OME) their payment obligations under the terms of that Covered Asset; (iii) all conditions precedent to the effectiveness of:
(a) the obligations and liabilities (whether actual or contingent) of the applicable Covered Entity or Covered Entities or the relevant Applicable Entity
(as the case may be); and (b) the rights and assets (whether actual or contingent) of the applicable Obligors, with respect to that Covered Asset are satisfied; (iv) no events of default, early termination events or mandatory prepayment events (however described) have occurred or will occur in respect of that Covered Asset; (v) the applicable Covered Entity or Covered Entities do not (or, in the case of a Covered Asset that is the subject of a Permitted
Arrangement, the relevant Applicable Entity or Applicable Entities do not) make any election, exercise any discretion or grant any consent which would increase the amount of the Original Maximum Exposure with respect to that Covered Asset on any day; and (vi) the Original Maximum Exposure on any day with respect to any part of that Covered Asset which on 31 December 2008 was an Overdraft shall be deemed to be zero, provided that, if and for so long as there is, following the notification to the Treasury in a Quarterly Statement of any Loss in
respect of that Covered Asset, an absence of reasonable evidence as to the terms of that Covered Asset in effect on 31 December 2008 that needs to be known in order to calculate the Original Maximum Exposure with respect to that
Covered Asset on any day, the Original Maximum Exposure with respect to that
Covered Asset on that day shall be deemed to be zero;

Appendix -- Glossary of terms as defined in APS T and Cs (contd. )

       Term                                                                                                  Definition
                  6.8(C) The "Imputed Maximum Exposure" with respect to a Covered Asset on any day (in this paragraph (C), the
 "relevant day") means: (i) if the relevant day falls during the period from 1
                  January 2009 to 31 December 2010 (both dates inclusive), an amount equal to the Covered Amount of that Covered
 Asset on 31 December 2008; and (ii) if the relevant day falls during the
Imputed (Maximum) period from 1 January 2011 to 31 December 2012 (both dates inclusive), an amount determined as follows: (A / 25) *
 B where: A is the actual number of calendar months in the period from
Exposure (IME)    (and including) the month in which the relevant day occurs to (and including) December 2012; B is the Covered
 Amount of that Covered Asset on 31 December 2008; and (iii) if the relevant day falls on or after 1 January 2013, zero;
                  6.8(D) an "Overdraft" means a Covered Asset which is (or to the extent it includes) an overdraft or other similar indebtedness (or a facility, to the extent an overdraft or other similar indebtedness may be incurred pursuant to that facility) which any member of the Participant's Group (or, in the case of a Covered Asset that is the subject of a Permitted Arrangement, a
Overdraft (O/D)   relevant Applicable Entity) is entitled at any time (whether on demand or on notice but without the need for any contractual event of default, termination event or specified repayment or prepayment requirement to have arisen) to terminate or require to be repaid in full or fully cash collateralised, provided that (for the avoidance of doubt) a Revolving Facility is not an
                  Overdraft; and
                  6.8(E) the "Advised Amount" with respect to a Covered Asset which is or includes an Overdraft means an amount denominated in the Covered Amount Currency equal to the sum (without double counting) of the following as at 31 December 2008: (i) the Outstanding Amount of that Covered Asset (to the extent it is an Overdraft); (ii) if and to the extent that Overdraft includes a
                  Covered Liability falling within Condition 6.23(A)(i), the maximum aggregate amount of cash collateral for which the applicable Covered Entity or Covered Entities are (or, in the case of an
Advised Amount    Overdraft that is the subject of a Permitted Arrangement, the relevant Applicable Entity or Applicable Entities are) entitled to call in respect of liabilities under letters of credit, guarantees, performance bonds or analogous instruments issued or granted by them or it which are comprised within that
 Overdraft; and (iii) the maximum aggregate amount of any unutilised portion of
(AA)              that Overdraft which the applicable Covered Entity or Covered Entities have (or, in the case of an Overdraft that is the subject of a Permitted Arrangement, the relevant Applicable Entity or
                  Applicable Entities have) advised the applicable Obligors is available for utilisation, provided that, if and for so long as there is, following the notification to the Treasury in a Quarterly
                  Statement of any Loss in respect of that Covered Asset, an absence of reasonable evidence as to the facts that need to be known in order to calculate the Advised Amount with respect to that Covered Asset, the Advised Amount with respect to that Covered Asset shall be deemed to be zero.
                  6.9 Save as otherwise provided in these Conditions, the "Outstanding Amount" of a Covered Asset on any day means an amount denominated in the Covered Amount Currency of that
                  Covered Asset equal to the sum (without double counting) of: (A) the aggregate outstanding principal amount (if any) of that Covered Asset on that day (after taking into account any reduction in the aggregate outstanding principal amount on that day) and shall exclude: (i) any interest, fee, premium or other non-principal sum which has accrued or is payable in respect of that Covered Asset (save to the extent it was capitalised on or before 31 December 2008 or capitalised in respect of an overdraft), provided that the exclusion of such nonprincipal sums shall not apply to (i) any outstanding principal amount that was drawn to pay such non-principal sums in cash before the
 Trigger Date and (ii) in the case only of a Covered Asset within the
                  "Consumer Finance" or "Residential Mortgage" Covered Asset Class, any outstanding principal amount representing the premium in respect of a related loan or mortgage payment protection insurance policy; and (ii) any amount payable or paid by the applicable Covered Entity or Covered Entities (or, in the case of a Covered Asset that is the subject of a Permitted Arrangement, the relevant Applicable Entity or Applicable Entities) pursuant to a Covered Liability falling within Condition
 6.23(A)(i) (if and to the extent such amount would, but for this subparagraph (ii), be
Outstanding       regarded as an outstanding principal amount) (and without prejudice to paragraph (B) below); and (B) in the case of a Covered Asset which is or includes a Covered Liability falling within
Amount (OA)       Condition 6.23(A)(i), the aggregate amount which the applicable Covered Entity or Covered Entities have (or, in the case of a Covered Asset that is the subject of a Permitted Arrangement, the relevant Applicable Entity or Applicable Entities have) paid pursuant to such Covered Liability and for which the applicable Covered Entity or Covered Entities have or relevant Applicable
                  Entity has (as the case may be) neither been reimbursed, nor waived (as such term is defined in Condition 5.2)
 their or its right to reimbursement, in each case as at that day. 6.10 If and to the extent that, on or after the Trigger Date in respect of a Covered Asset (or, if later, 31 December 2008), any payment which had the effect of reducing the Outstanding Amount of that
                  Covered Asset becomes repayable as a result of Applicable Law which is binding on the applicable Covered Entity or
 Covered Entities or relevant Applicable Entity (as the case may be) or in accordance with the terms of the Covered Asset (including equalisation, turnover or loss-sharing provisions) and is repaid (including by way of set-off or true-up), the amount of such repayment shall be deemed to be added for the purposes of Conditions 6.1, 6.22 and 6.38 to the Outstanding Amount
 of that Covered Asset on its Trigger Date (or, if later, 31 December
                  2008) and (if and to the extent necessary) such adjustments shall be made pursuant to and in accordance with
 Condition 8.7 as are required to give effect to such deemed addition.
                  6.23 A "Covered Liability" means a Covered Asset (other than a Derivative Agreement) which is (or to the extent it includes): (A) an actual or contingent liability of a Covered Entity (or, in the case of a Covered Asset that is the subject of a Permitted Arrangement, a relevant Applicable Entity) to pay money: (i) under (or by way of reimbursement or indemnification of another
Covered Liability person's obligations under) a letter of credit, guarantee, performance bond or analogous instrument issued or granted on or before the Trigger Date; (ii) under (or by way of reimbursement or
(CL)              indemnification of another person's obligations under) a letter of credit, guarantee, performance bond or analogous instrument issued or granted after the Trigger Date pursuant to a binding commitment to do so; or (iii) by way of the advance of money under a binding commitment to lend; or (B) an undrawn
 Overdraft

\

Appendix 2

(Paper titled “Quarterly Statement Data Reporting: Division or
Consolidation of Assets or Exposures”)

Appendix 2

Quarterly Statement Data Reporting:
Division or Consolidation of Assets or Exposures

Asset Continuity: Introduction

Over time, the structure of a Covered Asset may change. This may take many forms from a simple debt consolidation (where many Covered Assets are replaced by one new asset / component); to the more complex arrangements (for example where many Covered Assets are replaced by many new components. ) Also under the
Consumer Finance approach, where new sub-assets have been opened post accession.

In each case RBSG must consider whether the Asset(s) are still covered under the Scheme and satisfy the Asset Continuity Requirements. As this paper focuses on Quarterly Statement reporting requirements, it is assumed in each case that
Covered Assets remain covered under the Scheme and the Asset Continuity
Requirements have not been breached.

Purpose:

The purpose of this paper is to outline the proposed reporting treatment that would apply in each of the asset continuity scenarios in relation to the
Quarterly Statement: Consumer Finance

          [] Consumer Finance Customer View -- see slides 10-12 Non Consumer
Finance

[] Debt split (One to Many) -- see slide 3

[] Debt consolidation (Many to One) -- see slide 4

[] Complex debt rearrangements (Many to Many) -- see slide 5 and 6

There are also other factors that may impact any of the above non consumer finance scenarios. These have been illustrated separately and are:

[] Variable Cover Termination Dates -- see slide 7

[] Combining Covered and Non Covered Assets -- see slide 8

Non Consumer Finance Examples:

To illustrate the proposed approach, examples have been provided for each scenario (see above) . In order to simplify the examples and clearly demonstrate the principles to be applied, the following assumptions have been made:

* Assets are not Rollover Assets and do not contain an overdraft.

* The Original Maximum Exposure (OME) is assumed to be the equal to the value of the Initial Data Covered Amount for each Asset. In reality the OME is calculated in accordance with the expected payment profile of the Covered Asset per the Asset's terms in place at 31/12/08.

The notes as outlined in Appendix A illustrate the further details and rules that need to be considered in each case

2

Legend for all examples:
=====================================================================================================
Acronym Description
------- ---------------------------------------------------------------------------------------------
OA      Outstanding Amount
------- ---------------------------------------------------------------------------------------------
CA      Covered Amount
------- ---------------------------------------------------------------------------------------------
R       Recoveries (note these generally occur post-Trigger
------- ---------------------------------------------------------------------------------------------
CL      Covered Liabilities (note CL arises post-Trigger
------- ---------------------------------------------------------------------------------------------
AE      Actual Exposure (component of CA calculation taken day prior to Initial Event Date)
------- ---------------------------------------------------------------------------------------------
OME     Original Maximum Exposure (component of CA calculation taken day prior to Initial Event Date)

Asset Continuity: Debt Split (One to Many)

Requirement: For the purposes of the Quarterly Statement, regardless of changes to an asset's components, the Triggered Asset is to be reported in line with the asset as specified in the Initial Data.

Treatment: Where a single asset is refinanced into more than one account, the approach is to sum the relevant values for each of the relevant accounts (BCAID's) and report as a single APS Covered Asset ID (ACAID).

Example: Single ACAID and single corresponding BCAID was reported in the Initial Data. Asset subsequently refinanced into 3 separate loans (3 new BCAID's).



Initial Data:
Data at Trigger Date:
Quarterly Statement Reporting:
ACAID : A
BCAID : 1
Covered Amt = £ 1,200
Debt Split
BCAID : 2
OA = £300
AE = £400
R = £100
CL = £50
BCAID : 3
OA = £100
AE = £300
R = £100
CL = £0
BCAID : 4
OA = £100
AE = £300
R = £100
CL = £50
TOTAL BCAID's
OA = £500
AE = £1,000
R = £300
CL = £100
ACAID : A
OA = £500 (300 + 100 + 100)
CA = £1,000 – see table
R = £300 (100 + 100 + 100)
CL = £100 (50 + 0 + 50)

Calculation of Reported Covered Amount			
ACAID	AE	OME	CA (lower of AE and OME)
A	£1,000 (400 + 300 + 300)	£1,200	£1,000

For illustrative purposes, the OME in the above example is assumed to be the same as the Initial Data Covered Amount. See notes 4 & 5 in Appendix A for rules pertaining to Covered Amount calculation.

RBS

3

Asset Continuity: Debt Consolidation (Many to One)

Debt consolidation may occur for example where there is a direct refinancing or where an additional drawing is made and there is an obligation to use the proceeds to pay out the original Assets.

Requirement: Regardless of changes to an asset's components, the Triggered Asset is to be reported in line with the asset as specified in the Initial Data. This means that where Covered Assets have been consolidated into a single asset, the assets are to be reported in the Quarterly Statement as if the consolidation had not occurred.

Treatment: Strict interpretation of the Rules would indicate that the consolidated asset could be seen as a continuation of all three original Covered Assets, and therefore the values for the consolidated asset could be applied individually across the original Covered Assets. (eg Outstanding Amount of 500 could be applied to each asset separately. Therefore total claim would be 1500, subject to covered amount cap.)

However, given the loss in reality would only arise in relation to the consolidated asset, the proposed treatment is to apportion this asset's values across each of the 'original' individual Covered Assets. This will be done on the basis of the percentage split of the Initial Data Covered Amount for each of the individual Covered Assets. This treatment will ensure consistency of approach between PAD and QS, and between the various asset continuity scenarios.


Initial Data:
ACAID : A
BCAID 1
Covered Amt = 300
(30% of total)
ACAID : B
BCAID 2
Covered Amt = 300
(30% of total)
ACAID : C
BCAID 3
Covered Amt = 400
(40% of total)
TOTAL ASSETS
Covered Amt = £1,000
Debts consolidated
Data at Trigger Date:
BCAID : 4
OA = £500
AE = £700
R = £100
CL = £200
30%
30%
40%
Quarterly Statement Reporting:
ACAID : A
(30% of total BCAID values)
OA = £150 (500 * 30%)
CA = £210 – see table
R = £30 (100 * 30%)
CL = £60 (200 * 40%)
ACAID : B
(30% of total BCAID values)
OA = £150 (500 * 30%)
CA = £210 – see table
R = £30 (100 * 30%)
CL = £60 (200 * 30%)
ACAID : C
(40% of total BCAID values)
OA = £200 (500 * 40%)
CA = £280 – see table
R = £40 (100 * 40%)
CL = £80 (200 * 40%)
TOTAL ASSETS
OA = £500
CA = £700
R = £100
CL = £200

Calculation of Reported Covered Amount			
ACAID	AE	OME	CA (lower of AE and OME)
A	£210 (700 * 30%)	£300	£210
B	£210 (700 * 30%)	£300	£210
C	£280 (700 * 40%)	£400	£280
TOTAL ASSETS	£700	£1,000	£700

For illustrative purposes, the OME in the above example is assumed to be the same as the Initial Data Covered Amount. See notes 4 & 5 in Appendix A for rules pertaining to Covered Amount calculation.

RBS

4

Asset Continuity: Complex Debt Rearrangement (Many to Many)

Requirement: For the purposes of the Quarterly Statement, regardless of changes to an asset's components, the Triggered Asset is to be reported in line with the asset as specified in the Initial Data.

Treatment: In line with the one to many approach, the restructured assets values will be apportioned to each of the 'original' Covered Assets. The values will be apportioned on the basis of the percentage split of the Initial Data Covered Amount for each of the individual Covered Assets. This treatment will ensure consistency of approach between Post Accession Data and QS; and also between the various asset continuity scenarios.

Example 1: Two loans converted into three. Values for each individual BCAID are ascertained and added to provide overall BCAID total for each value. Each value is then apportioned to each ACAID on the basis of the Covered Amount as reported for each ACAID in the Initial Data.
In this example further monies have been advanced upon refinancing, and the Outstanding Amount and Actual Exposure are now greater than the Initial Data values. Outstanding Amount at Trigger is £1,100 compared to £800 at Initial Data. Note that the Loss is capped by the Covered Amount (in this case £1k), and all post-Trigger Recoveries received on the replacement assets must be reported.

Initial Data:

ACAID : A
BCAID : 1
Covered Amt = 600
(60% of total)
Outstanding Amt = 500

ACAID : B
BCAID : 2
Covered Amt = 400
(40% of total)
Outstanding Amt = 300

TOTAL ASSETS
Covered Amt = £1,000
Outstanding Amt = £800

Debt Split

Data at Trigger Date:

BCAID : 3	OA = £500	AE = £600	R = £100	CL = £0
BCAID : 4	OA = £300	AE = £300	R = £100	CL = £0
BCAID : 5	OA = £300	AE = £300	R = £0	CL = £100
TOTAL BCAID's	OA = £1,100	AE = £1,200	R = £200	CL = £100

60%

40%

QS Reporting:

ACAID : A (60% of total BCAID value)	OA = £660 (1100 * 60%)	CA = £600 – see below	R = £120 (200 * 60%)	CL = £60 (100 * 60%)
ACAID : B (40% of total BCAID value)	OA = £440 (1100 * 40%)	CA = £400 – see below	R = £80 (200 * 40%)	CL = £40 (100 * 40%)
TOTAL ASSETS	OA = £1,100	CA = £1,000	R = £200	CL = £100

Calculation of Reported Covered Amount			
ACAID	AE	OME	CA (lower of AE and OME)
A	£720 (60% * 1,200)	£600	£600
B	£480 (40% * 1,200)	£400	£400
TOTAL ASSETS	1,200	£1,000	£1,000

For illustrative purposes, the OME in the above example is assumed to be the same as the Initial Data Covered Amount. See notes 4 & 5 in Appendix A for rules pertaining to Covered Amount calculation.

RBS
5

Asset Continuity: Complex Debt Rearrangement (Many to Many)

Example 2: Three loans is converted into two. Same methodology applied – values are ascertain for each individual BCAID and the total is apportioned on the basis of the Covered Amount reported in the Initial Data.

Initial Data:

ACAID : A
BCAID : 1
Covered Amt = 700
(50% of total)

ACAID : B
BCAID : 2
Covered Amt = 350
(25% of total)

ACAID : C
BCAID : 3
Covered Amt = 350
(25% of total)

TOTAL ASSETS
Covered Amt = £1,400

Data at Trigger Date:

BCAID : 4	OA = £400 AE = £500 R = £50 CL = £0
BCAID : 5	OA = £200 AE = £300 R = £50 CL = £100
Total BCAID's	OA = £600 AE = £800 R = £100 CL = £100

50%

25%

25%

Quarterly Statement Reporting:

ACAID : A 50% of total BCAID value	OA = £300 (600 * 50%) CA = £400 – see below R = £50 (100 * 50%) CL = £50 (100 * 50%)
ACAID : B 25% of total BCAID value	OA = £150 (600 * 25%) CA = £200 – see below R = £25 (100 * 25%) CL = £25 (100 * 25%)
ACAID : C 25% of total BCAID value	OA = £150 (600 * 25%) CA = £200 – see below R = £25 (100 * 25%) CL = £25 (100 * 25%)
TOTAL ASSETS	OA = £600 CA = £800 R = £100 CL = £100

Calculation of Reported Covered Amount

ACAID	AE	OME	CA (lower of AE and OME)
A	£400 (800 * 50%)	£700	£400
B	£200 (800 * 25%)	£350	£200
C	£200 (800 * 25%)	£350	£200
TOTAL ASSETS	800	£1,400	£800

For illustrative purposes, the OME in the above example is assumed to be the same as the Initial Data Covered Amount. See notes 4 & 5 in Appendix A for rules pertaining to Covered Amount calculation.

RBS

6

Asset Continuity: Variable Cover Termination Dates (CTD's)

In each Asset Continuity scenario, it is likely that the Cover Termination Dates of the original Covered Assets will be different. The values of the replacement asset are apportioned in line with existing proposals, however the validity of reporting in respect of the Cover Termination Date is examined for each Asset. Where the Initial Event Date as determined by the replacement asset is after the Cover Termination Date of any of the original Covered Assets, that Asset cannot reported as Triggered. Similarly, Recoveries and Covered Liabilities apportioned to that Asset are not reported. Though this concept is illustrated below using the many to one scenario below, it would equally apply across all Asset Continuity scenarios (one to many, many to one, many to many).

Initial Data:

ACAID : A
BCAID 1
Covered Amt = 300
(30% of total)
CTD = 15/02/2010

ACAID : B
BCAID 2
Covered Amt = 300
(30% of total)
CTD = 31/12/2015

ACAID : C
BCAID 3
Covered Amt = 400
(40% of total)
CTD = 15/03/2011

TOTAL ASSETS
Covered Amt = £1,000

Debts consolidated

Data at Trigger Date:

BCAID : 4
Initial Event Date = 10/06/2010

OA = £500	
AE = £700	
R = £100	
CL = £200	

30% / 30% / 40%

Quarterly Statement Reporting:

Not reported
ACAID : A
(30% of total BCAID values)
CTD = 15/02/2010

OA = £150 (500 * 30%)
CA = £210 – see table
R = £30 (100 * 30%)
CL = £60 (200 * 30%)

ACAID : B
(30% of total BCAID values)
CTD = 31/12/2015

OA = £150 (500 * 30%)
CA = £210 – see table
R = £30 (100 * 30%)
CL = £60 (200 * 30%)

ACAID : C
(40% of total BCAID values)
CTD =

OA = £200 (500 * 40%)
CA = £280 – see table
R = £40 (100 * 40%)
CL = £80 (200 * 40%)

TOTAL ASSETS
(Total includes ACAID A, though note ACAID A not reported)

OA = £500
CA = £700
R = £100
CL = £200

Calculation of Reported Covered Amount

ACAID	AE	OME	CA (lower of AE and OME)
A (not reported)	£210 (700 * 30%)	£300	£210 (not reported)
B	£210 (700 * 30%)	£300	£210
C	£280 (700 * 40%)	£400	£280
TOTAL	£700	£1,000	£700

Total includes ACAID A, but note ACAID A is not reported

Only ACAID B and C are reported as Triggered. For each of these Assets the Initial Event Date is before the Cover Termination Date. Reported values for these Assets are as listed above. ACAID A is not reported as Triggered. The Initial Event Date of the replacement asset is after ACAID A's Cover Termination Date. ACAID A not reported as Triggered. Recoveries and Covered Liabilities are also not reported for ACAID A.

For illustrative purposes, the OME in the above example is assumed to be the same as the Initial Data Covered Amount. See notes 4 & 5 in Appendix A for rules pertaining to Covered Amount calculation.

RBS
7

Asset Continuity: Combining Covered & Non Covered Assets

When combining Covered and Non Covered Assets the approach to apportionment is slightly different as RBS is unable to claim against the Non-Covered Asset. To enable the calculation of the reportable values for the Covered Assets, the limit (as per Risk Management systems) immediately prior to refinancing must be obtained for **all** of the assets involved in the refinancing. This will be used to determine the proportion of the replacement asset that is covered under the Scheme. It is this covered portion that will be allocated across the original Covered Assets. The covered element will be allocated to the Covered Assets, proportionally based on the Initial Data Covered Amounts for those Assets. These rules would apply across every Asset Continuity scenario, not just the one to many scenario as illustrated below.



Initial Data:
Data immediately prior to refinancing:*
Data at Trigger Date:
QS Reporting:
Covered Assets
Non Covered Assets
ACAID : A BCAID : 1 Covered Amt = 600 (60% of total)
ACAID : B BCAID : 2 Covered Amt = 400 (40% of total)
TOTAL COVERED ASSETS Covered Amt = £1,000
Asset : 3 (non covered asset)
ACAID : A BCAID : 1 Limit* = 300 (25% of total)
ACAID : B BCAID : 2 Limit* = 300 (25% of total)
TOTAL COVERED ASSETS = £600 (50% of total)
Asset : 3 Limit* = 600 (50% of total)
TOTAL ASSETS TO BE CONSOLIDATED = £1,200
Total replacement asset
BCAID : 4
OA = £800
AE = £1,000
R = £100
CL = £100
50 % covered
Covered Portion
OA = £400
AE = £500
R = £50
CL = £50
60 %
40 %
50% of the values of BCAID 4 are attributable to Covered Assets.
Covered portion allocated to Covered Assets based on proportion of Initial Data Covered Amount (60/40 split in this example)
ACAID : A (60% of covered portion)
OA = £240 (400 * 60%)
CA = £300 – see table
R = £30 (50 * 60%)
CL = £30 (50 * 60%)
ACAID : B (40% of covered portion)
OA = £160 (400 * 40%)
CA = £200 – see table
R = £20 (50 * 40%)
CL = £20 (50 * 40%)
TOTAL COVERED ASSETS
OA = £400
CA = £500
R = £50
CL = £50

Calculation of Reported Covered Amount			
ACAID	AE of Covered Portion	OME	CA (lower of AE and OME)
A	£300 (60% * 500)	£600	£300
B	£200 (40% * 500)	£400	£200
BCAID 3 - Non Covered Asset	Not applicable	Not applicable	Not applicable
TOTAL:	£500	£1,000	£500

Note: In calculating the covered portion the limit as outlined above is to be obtained immediately prior to refinancing. This means the limit per the Risk Management Systems as at the date the monies were transferred. The limit in this case does not refer to the Actual Exposure required for the Covered Amount calculation (the Actual Exposure for QS must exclude interest, fees, charges etc unless capitalised on or before 31/12/08 or capitalised in respect of an overdraft.)

RBS * For illustrative purposes, the OME in the above example is assumed to be the same as the Initial Data Covered Amount. See also notes 4 & 5 overleaf.

8

Asset Continuity: Appendix A (Notes)

The following notes to all previous examples unless otherwise stated:

1) Triggers (one to many, many to many examples):

 a) Failure to pay -- the first 'Trigger' for a part of the Covered Asset will be a Trigger for the whole Covered Asset (except in the case of Long Dated
Assets or Limited Recourse Assets for which the additional Trigger tests must be applied to the Covered Asset as a whole

 b) Bankruptcy -- A 'Trigger' in relation to part of the Covered Asset would generally give rise to a Trigger as a whole. In relation to "charging off" of an asset in the Consumer Finance or Residential Mortgage Asset Classes however,
'charging off' of part of the Covered Asset would not give rise to a Trigger in respect of the Covered Asset as a whole.

  In practice, it may be unusual for one account in respect of such a Covered
Asset to remain open when the others are closed.

c)  Restructuring A 'Trigger' in relation to part of the Covered Asset would generally give rise to a Trigger as a whole, except where the 'Trigger' arises from the Restructuring

Event in condition 5.18F(release or discharge of all Security) . The fact that this is satisfied in relation to part of a Covered Asset does not entail a release or discharge of all Security in respect of the Covered Asset as a whole.

2) Triggers (many to one examples):

It is assumed that a 'Trigger' of the BCAID would represent a Trigger of all the original Covered Assets (ACAIDs) . For example:

- Failure to Pay under BCAID D (the replacement asset) would represent a
Failure To Pay across all the original ACAID's.

- Given that it is the counterparty which becomes Bankrupt, this would apply across all the original ACAID's

3) Variable Cover Termination Dates: The Cover Termination Date (CTD) for each of the original Covered Assets needs to be examined as illustrated in slide 7.
Eligibility for Rollover would need to be considered for each of the original
Covered Assets. The Cover Termination Date for assets that have been subject to a Rollover is deemed to be 31 December 2013 (see also note 5).

4) Covered Amount calculation: To calculate the Covered Amount, the Actual
Exposure (AE) is sourced by reference to the relevant BCAID's, and apportioned to the Covered Assets as outlined in each of the relevant examples. The
Original Maximum Exposure (OME) sourced by reference to the original Covered
Asset(s) and is calculated in accordance with the expected payment profile per the Asset's terms in place at 31/12/08. The lower of the AE and OME reported as the Covered Amount in line with the Covered Amount requirement. If the Covered
Asset was an Overdraft, the Covered Amount is calculated by reference to the
Advised Amount and Imputed Maximum Exposure in line with the Scheme Rules.
Further examples relating to Overdrafts will be developed upon finalisation of the Operational Accounts practice statement. Note also the Rollover requirement below.

5) Rollovers: Eligibility for Rollover will need to be considered for each of the original Covered Assets on an individual basis. Where the original Covered
Asset has been subject to a Rollover, the Actual Exposure is to be apportioned in accordance with the methodology outlined in the relevant examples, and the
Rules pertaining to calculation of Covered Amount for Rollovers is to be applied.

6) Additional lending : Where additional lending forms part of the refinancing, this will be included as part of the Outstanding Amount. Note that Loss is capped by the Covered Amount however Realisations would need to be reported on the full amount of the refinanced asset (ie including the additional lending).

7) Refinancing to an overdraft: Where the Covered Asset is refinanced into an overdraft, the approach outlined in the Operational Accounts practice statement is to be applied from that point. Note that treatment of Operational Accounts is still under discussion with the APA.

8) Realisations: In each example, the amounts pertaining to Realisations indicate the raw data as calculated at the Divisional level. It assumes correct allocation of Realisations has taken place (approach to be outlined in the
Allocation of Recoveries practice statement). Any pro-rating necessary under
S7.26C will be performed by the Scheme Ledger and correct pro- rated values reported to HMT.

9) Refinancings post Trigger: Realisations, Expenses and Covered Liabilities would need to be reported for any post-Trigger amendments in line with the post-Trigger structure in existence at applicable QS quarter end.

10) Limitations: As outlined in the PAD asset continuity paper, the solutions outlined in this document may result in loss of Cover in some cases. Please refer to 'Asset Continuity in Post Accession Data: Limitations' for more information.

9

Asset Continuity: Consumer Finance

Overview:

Consumer Finance is slightly different to other asset classes in that there may be many sub-assets that existed within the Covered Asset at Initial Data.

The combination of these sub-assets may vary over time, as sub-assets are closed or new sub-assets are opened. This raises a question as to how these subcomponents should be treated and "rolled up" for reporting purposes.

Proposed Treatment:

Out of Scheme : Accounts / sub-assets that were deemed to be outside the Scheme at Initial Data will continue to be excluded for reporting purposes on the basis that they were not part of the Covered Asset as reported in Initial Data.
This includes products that were out of scope (eg credit cards, savings accounts) or other sub-assets that were not included in the Covered Asset pool
(eg overdraft deemed low risk at the time of Initial Data).

New sub-assets at Trigger Date: Where new sub-assets have been opened since
31/12/08 but on or before Trigger Date, these sub-assets will be included for reporting purposes. This means that the Outstanding Amount is included in the loss claim (capped by 31/12/08 Covered Amount), and any Recoveries and Covered
Liabilities arising will be reported.

New sub-assets after Trigger Date: As no Loss was claimed for these sub-assets,
Recoveries and Covered Liabilities will not be reported.

The example overleaf illustrates the above proposed treatment.

Note: Similar concept exists for Group Accounts (which may or may not be
Consumer Finance Asset Class), in that a single Covered Asset exists which is comprised of a number of sub-assets. The number of children (sub-assets) under the master account (Covered Asset) will change over time. It is expected that a similar approach will apply.

10

Asset Continuity: Consumer Finance

Example: In line with the proposal overleaf, all assets outside the scheme are not included for reporting purposes. Loan 2, which was opened post 31/12/08 but before Trigger Date is included. The reported values for the ACAID being the sum of the individual sub-assets (loan 1, Overdraft 1 and loan 2 in this example) (2). Similarly , any Recoveries arising post-Trigger and Covered Liabilities will be reported in the applicable Quarterly Statement. Recoveries and Covered Liabilities arising from Loan 3 however, will not be included on the basis that this sub-asset was not included in the loss claim at Trigger Date. (4) Formal feedback from APA yet to be provided.


Accounts In Scheme
Initial Data
ACAID : Customer 1
BCAID : Customer 1
Loan 1
Overdraft 1
Trigger Date
ACAID : Customer 1
BCAID : Customer 1
OA = £900
CA = £1,200
R = £300
Loan 1
OA = £300
AE = £500
R = £100
Overdraft 1
OA = £300
CA = £400
R = £100
Loan 2
OA = £300
AE = £300
R = £100
Post Trigger Date
ACAID : Customer 1
BCAID : Customer 1
R = £250
CL = £400
Loan 1
R = £0
CL = £100
Overdraft 1
R = £100
CL = £0
Loan 2
R = £50
CL = £0
Loan 3
(not reported)
Not included in Loss claim at Trigger Date:
R and CL not reported
Legend:
OA = Outstanding Amount at Trigger Date
CA = Covered Amount at Initial Event Date
R = Recoveries (note Recoveries generally occur post Trigger)
CL = Covered Liabilities (note CL arises post Trigger)
AE = Actual Exposure (component of CA calculation taken day prior to Initial Event Date)
Accounts Outside Scheme
Account C: Credit Card
Outside Covered Asset pool
Account D: Overdraft 2
Outside Covered Asset pool
Account E: Savings Ac
Outside Covered Asset pool
Account C: Credit Card
No claim: Outside Covered Asset pool
Account D: Overdraft 2
No claim: Outside Covered Asset pool
Account E: Savings Ac
No Claim: Outside Covered Asset pool
Account C: Credit Card
R and CL not reported: Outside Covered Asset pool
Account D: Overdraft 2
R and CL not reported: Outside Covered Asset pool
Account E: Savings Ac
R and CL not reported: Outside Covered Asset pool

RBS

Inclusion of Overdrafts is included in the above for illustration purposes only. Reporting of Overdrafts is covered in the Operational Accounts paper. For additional notes see overleaf.

11

Asset Continuity: Consumer Finance

Notes relating to example overleaf:
1) Triggers: a) Failure to pay -- the first 'Trigger' for a part of the Covered
Asset will be a Trigger for the whole Covered Asset (except in the case of Long
Dated Assets or Limited Recourse Assets for which the additional Trigger tests must be applied to the Covered Asset as a whole

b) Bankruptcy -- A 'Trigger' in relation to part of the Covered Asset would generally give rise to a Trigger as a whole. In relation to "charging off" of an asset in the Consumer Finance Asset Class however, 'charging off' of part of the Covered Asset would not give rise to a Trigger in respect of the Covered
Asset as a whole. In practice, it may be unusual for one account in respect of such a Covered Asset to remain open when the others are closed.

c) Restructuring -- A 'Trigger' in relation to part of the Covered Asset would generally give rise to a Trigger as a whole, except where the 'Trigger' arises from the Restructuring Event in condition 5.18F(release or discharge of all
Security) . The fact that this is satisfied in relation to part of a Covered
Asset does not entail a release or discharge of all Security in respect of the
Covered Asset as a whole.

2) Where the Cover Termination Date of the Covered Asset is before the Initial
Event Date, the Asset is not reported as Triggered, and therefore Realisations and Covered Liabilities are not reported.

3) Covered amount components are generally the Original Maximum Exposure (taken by reference to 31/12/08 expected amortisation profile of the sub-asset), and the Actual Exposure by reference to the relevant sub asset as at day prior to
Initial Event Date.

4) Treatment is to be applied regardless of whether the 'new' sub- asset represents refinancing or new lending.

5) In some Divisions there will be different Covered Assets (Customers) which are the same customer. This arises where the Customer has assets across several brands -- eg Natwest, RBS, Direct Line (eg. direct loans). Where this occurs, any 'new' assets within a brand will be aggregated into the relevant Customer
(Covered Asset) within that brand.

12